Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-151942 of Potash Corporation of Saskatchewan Inc. on Form S-8 of our report dated June 25, 2013, relating to the financial statements and financial statement schedule appearing in the Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 25, 2013